UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2017

Jensyn Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-37707	47-2150172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 West Main Street, Suite 204, Freehold, New Jersey 07728
(Address of principal executive offices, including Zip Code)

(888) 536-7965

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

In connection with the resignation of Rebecca Irish of her positions as Treasurer, Chief Financial Officer and Director described in Item 5.02 below, Jensyn Acquisition Corp (the “Company”) released Ms. Irish from any further obligation to fund the Company’s obligations pursuant to the Guaranty of Funding executed by Ms. Irish in March 2017. In exchange for the release, Ms. Irish has agreed to transfer all but 10,000 of the shares of the Company’s Common Stock that she owns to certain third parties. The Company expects the transferees of the shares to execute guarantees of funding to replace the guaranty previously provided by Ms. Irish.

Item 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTOR; APPOINTMENT OF PRINCIPAL OF OFFICERS

On September 7, 2017, the Company announced that Rebecca Irish has resigned her positions as Treasurer, Chief Financial Officer and Director of the Company. The Company also announced that its Board of Directors has appointed James D. (JD) Gardner as its Treasurer and Chief Financial Officer to fill the offices vacated by Ms. Irish’s resignation. The press release announcing Ms. Irish’s resignation and the appointment of Mr. Gardner is filed as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.

Item 8.01. OTHER EVENTS

On September 7, 2017, the Company announced that Jensyn Capital, LLC, a company controlled by Jeffrey Raymond, President and Chief Executive Officer of the Company, Joseph Raymond, a Special Advisor to the Company and Peter Underwood, a Special Advisor to the Company, deposited $200,000 in the trust account maintained with Continental Stock Transfer & Trust Co. on September 6, 2017 to extend the date by which the Company must complete its initial business combination by an additional three months. Prior to the extension, the Company was required to complete its initial business combination within 18 months of the completion of its initial public offering, which closed on March 7, 2016. The press release announcing the extension is filed as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1	Registrant’s press release dated September 7, 2017

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2017

Jensyn Acquisition Corp.

By:	/s/ Jeffrey J. Raymond
Jeffrey J. Raymond
President and Chief Executive Officer

3